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                      HEALTHCARE REALTY TRUST INCORPORATED
                                   EXHIBIT 12
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                                           YEAR ENDED DECEMBER 31,
                                                  --------------------------------------------------------------------------
                                                       2003            2002           2001          2000          1999
                                                  --------------------------------------------------------------------------

Consolidated pretax income from continuing
  operations                                             $ 69,203       $ 61,067       $ 72,257      $ 73,538      $ 81,567

Fixed charges                                              35,325         35,592         40,107        44,834        40,474
Capitalized interest                                         (724)        (1,397)        (1,997)       (1,839)       (1,871)
                                                  --------------------------------------------------------------------------

        Earnings                                          103,804         95,262        110,367       116,533       120,170


Interest expense                                           34,601         34,195         38,110        42,995        38,603
Capitalized interest                                          724          1,397          1,997         1,839         1,871
                                                  --------------------------------------------------------------------------

        Fixed Charges                                      35,325         35,592         40,107        44,834        40,474


        Ratio of Earnings to Fixed Charges                   2.94           2.68           2.75          2.60          2.97
                                                  ==========================================================================
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